SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 18, 2004

HUNTINGTON BANCSHARES INCORPORATED

(Exact Name of Registrant as specified in its charter)

Maryland	0-2525	31-0724920

(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

Huntington Center
41 South High Street
Columbus, Ohio 43287
(614) 480-8300
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Item 4. Changes to Registrant’s Certifying Accountants.

     On February 18, 2004, the Audit/Risk Committee of the Board of Directors of Huntington Bancshares Incorporated (“Huntington”) dismissed Ernst & Young LLP as Huntington’s independent auditors and appointed Deloitte & Touche LLP as Huntington’s independent auditors for 2004. Ernst & Young LLP’s dismissal is effective on March 5, 2004, the day Huntington filed its 2003 Annual Report on Form 10-K. The change was the result of a competitive bidding process involving several accounting firms.

     The audit reports of Ernst & Young LLP on the consolidated financial statements of Huntington and its subsidiaries as of the end of the fiscal years ended December 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that its audit report for 2003 was modified to reflect a change in Huntington’s method of accounting for variable interest entities in 2003 in accordance with FASB Interpretation No. 46, Consolidation of Variable Interest Entities and its audit report for 2002 was modified to reflect a change in Huntington’s method of accounting for amortization of goodwill in 2002 in accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets.

     During Huntington’s two most recent fiscal years ended December 31, 2003, and the subsequent interim period through March 5, 2004, there were no disagreements between Huntington and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) and there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

     Also during Huntington’s two most recent fiscal years ended December 31, 2003, and the subsequent interim period through March 5, 2004, neither Huntington nor anyone on its behalf consulted with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit 16.1 — Letter of Ernst & Young LLP regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: March 5, 2004	By:	/s/ John D. Van Fleet

John D. Van Fleet, Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 16.1	Letter of Ernst & Young LLP regarding change in certifying accountant.